[LETTERHEAD OF OREGON STATE UNIVERISTY OFFICE OF TECHNOLOGY TRANSFER]

November 30, 1999

Mr. Joshua Schein, CEO
SIGA Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 620
New York, New York 10170

RE:   Oregon State University Docket No. 97-24
      Chlamydia Vaccine
      Option Agreement Extension

Dear Mr. Schein:

I am pleased to enclose a fully executed amendment to the option agreement for your files. The exclusive option will be extended to January 13, 2000, and can be extended an additional three months if SIGA needs more time to work with this technology.

Please send the $2,500 option extension fee to:

      Director of Technology Transfer
      312 Kerr Administration Bldg.
      Oregon State University
      Corvallis, Oregon 97331

If you have any questions, don't hesitate to call me at 541-737-4437.

Sincerely,


/s/ Laurel Halfpap

Laurel Halfpap
Sr. Licensing Associate

Enclosures

cc:  Dr. Dan Rockey
     Dr. Dennis Hruby

                             AMENDMENT TO AGREEMENT

This Amendment To Agreement is effective upon the date of last signature by the parties and is by and between SIGA Pharmaceuticals (hereinafter "Licensee"), having its principal office at 420 Lexington Avenue, Suite 620, New York, New York 10170 (hereafter "Company"), and The State of Oregon Acting by and through the State Board of Higher Education on Behalf of Oregon State University, an educational institution having a campus at Corvallis, Oregon 97331 (hereafter "University").

WHEREAS:

Company and University are parties to an April 13, 1998, Exclusive Option Agreement relating to a Chlamydia Vaccine, Oregon State University Docket No. 97-24, (hereafter the "Agreement"); and

Company and University wish to amend the Agreement as set forth herein.

NOW THEREFORE, Company and University agree as follows:

1.    Under Section 3.3

      The exclusive option period shall be extended for an additional three (3) month period, from October 13, 1999 to January 13, 2000.

2.    Under Section 3.2

      Company shall pay a $2,500 option extension fee, due upon execution of this Amendment to Agreement. The option extension fee should be made payable to Oregon State University and should be mailed to the Director of Technology Transfer at the address in Section 5.4.

3. Except as expressly set forth herein, the Agreement remains in full force and effect.

                            ACCEPTED AND AGREED TO:

STATE OF OREGON, Acting by and               SIGA PHARMACEUTICALS
through the STATE BOARD OF
HIGHER EDUCATION on behalf of
OREGON STATE UNIVERSITY


/s/ Benjamin E. Rawlins    22 Nov 99         /s/ Joshua Schein          11/11/99
------------------------------------         -----------------------------------
Benjamin E. Rawlins             Date         Joshua Schein                  Date
Director of Legal Services                   CEO


/s/ Wilson C. Hayes         10/29/99
------------------------------------
Wilson C. "Toby" Hayes          Date
Vice Provost for Research

      [LETTERHEAD OF OREGON STATE UNIVERISTY OFFICE OF TECHNOLOGY TRANSFER]

March 6, 2000

Mr. Joshua Schein, CEO
SIGA Technologies, Inc.
420 Lexington Avenue, Suite 620
New York, New York 10170

RE:   Oregon State University Docket No. 97-24
      Chlamydia Vaccine
      Second Amendment to the Option Agreement

Dear Josh:

Enclosed is an original fully executed second amendment to the option agreement for your files. Please make the check for the $2,500 extension fee payable to Oregon State University and mail it to the Director of Technology Transfer at 312 Kerr Administration Bldg., Oregon State University, Corvallis, OR 97331. I look forward to completing our pending license agreement.

Sincerely,


/s/ Laurel Halfpap


Laurel Halfpap
Sr. Licensing Associate

Enclosures

cc:  Dr. Dan Rockey, OSU
     Dr. Dennis Hruby, SIGA Technologies

                          SECOND AMENDMENT TO AGREEMENT

This Amendment To Agreement is effective upon the date of last signature by the parties and is by and between SIGA Technologies, Inc. (hereinafter "Licensee"), having its principal office at 420 Lexington Avenue, Suite 620, New York, New York 10170 (hereafter "Company"), and The State of Oregon Acting by and through the State Board of Higher Education on Behalf of Oregon State University, an educational institution having a campus at Corvallis, Oregon 97331 (hereafter "University").

WHEREAS:

Company and University are parties to an April 13, 1998, Exclusive Option Agreement relating to a Chlamydia Vaccine, Oregon State University Docket No. 97-24, (hereafter the "Agreement"); and

Company and University wish to amend the Agreement as set forth herein.

NOW THEREFORE, Company and University agree as follows:

1.    Under Section 3.3

      The exclusive option period shall be extended for an additional three (3) month period, from January 14, 2000, 1999 to April 14, 2000.

2.    Under Section 3.2

      Company shall pay a $2,500 option extension fee, due upon execution of this Amendment to Agreement. The option extension fee should be made payable to Oregon State University and should be mailed to the Director of Technology Transfer at the address in Section 5.4.

3. Except as expressly set forth herein, the Agreement remains in full force and effect.

                            ACCEPTED AND AGREED TO:

STATE OF OREGON, Acting by and               SIGA Technologies, Inc
through the STATE BOARD OF
HIGHER EDUCATION on behalf of
OREGON STATE UNIVERSITY


/s/ Wendy A. Robinson for     3/3/00         /s/ Joshua Schein           2/18/00
------------------------------------         -----------------------------------
Benjamin E. Rawlins             Date         Joshua Schein                  Date
Director of Legal Services                   CEO
580-300-920129-00

/s/ Wilson C. "Toby" Hayes  02/28/00
------------------------------------
Wilson C. "Toby" Hayes          Date
Vice Provost for Research

      [LETTERHEAD OF OREGON STATE UNIVERISTY OFFICE OF TECHNOLOGY TRANSFER]

March 6, 2000

Mr. Joshua Schein, CEO
SIGA Technologies, Inc.
420 Lexington Avenue, Suite 620
New York, New York 10170

RE:   Oregon State University Docket No. 97-24
      Chlamydia Vaccine
      License Agreement for Signature

Dear Josh:

Enclosed are three original license documents for your signature. Please sign all three and be sure to date them March 6, 2000 which is the date you signed the faxed signature page. Please return them to my attention, and I will get them signed by Wendy Robinson in the Oregon Department of Justice. One original will be returned for your files.

I am delighted that SIGA has decided to license this technology, and I am looking forward to a mutually rewarding partnership between OSU and SIGA Technologies, Inc. Please call me at 541-737-4437 if you need anything in the future.

Sincerely,


/s/ Laurel Halfpap

Laurel Halfpap
Sr. Licensing Associate

Enclosures

cc:  Dr. Dan Rockey, OSU
     Dr. Dennis Hruby, SIGA Technologies

                           EXCLUSIVE LICENSE AGREEMENT

      This Agreement, effective the date of last signature, is between SIGA Technologies, Inc having a principal place of business at 420 Lexington Avenue, Suite 620, New York, New York 10170, hereafter referred to as "Company", and the State of Oregon Acting by and through the State Board of Higher Education on Behalf of Oregon State University, an institution of higher education in the State of Oregon, located at Corvallis, Oregon, hereafter referred to as "University".

                                   WITNESSETH:

      WHEREAS, University is the owner by assignment from Drs. Daniel D. Rockey and John P. Bannantine of their entire right, title and interest in the invention entitled "Chlamydia Vaccine" which is the subject of three provisional United States Patent Applications, Serial Numbers 60/082,438 filed April 20, 1998, 60/082,588 filed April 21, 1998, and 60/086,450 filed May 22, 1998, and one PCT Application No. US99/08744, filed April 20, 1999, comprising Oregon State University Docket Number 97-24, hereafter referred to as the "Invention", and

      WHEREAS, University is committed to a policy that ideas and creative works produced at University should be used for the greatest possible public benefit; and

      WHEREAS, University accordingly believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with public interest; and

      WHEREAS, Company is desirous of obtaining a worldwide license in order to practice the above-identified Invention, and to manufacture, use and sell in the commercial marketplace the products made in accordance therewith; and

      WHEREAS, University is desirous of granting such license to Company in accordance with the terms of this agreement; and

      NOW, THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

                                    Article I
                                   Definitions

      A. Patent Rights shall mean three provisional United States Patent Applications, Serial Numbers 60/082,438 filed April 20, 1998, 60/082,588 filed April 21, 1998, and 60/086,450 filed May 22, 1998, and one PCT Application No. US99/08744, filed April 20, 1999, all divisions and continuations of these applications, all US and foreign patents issuing from such application, divisions, and continuations, and any reissues, reexaminations and extensions of all such patents.

      B. Licensed Products shall mean products claimed in Patent Rights or products made in accordance with or by means of Licensed Processes.

      C. Licensed Processes shall mean the processes claimed in Patent Rights.

      D. Licensed Services shall mean all services that utilize the Patent
Rights.

      E. Licensed Combination Products shall mean any product that is comprised in part of a Licensed Product and in part of one or more other biologically active diagnostic, preventive or therapeutic agents which are not themselves Licensed Products (the "Other Agents"). "Other Agents" excludes diluents and vehicles of Licensed Products.

      F. Know-How shall mean unpatented discoveries, inventions, and improvements, proprietary information, trade secrets, drawings, plans, designs, or specifications provided by University pertaining to Licensed Products.

      G. Net Sales with respect to Licensed Products shall mean the amount billed or invoiced on sales of Licensed Products, Licensed Processes or Licensed Services less:

            1) Customary trade, quantity or cash discounts and commissions actually allowed and taken;

            2)    Amounts repaid or credited by reason of rejection or return;
                  or

            3) To the extent separately stated on purchase orders, invoices or other documents of sales, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use, and paid by or on behalf of Company.

      H. Net Sales with respect to Licensed Combination Products shall mean the amount billed or invoiced on sales of Licensed Combination Products, less the deductions set forth in section G.l through G.3 above, multiplied by a fraction having (i) a numerator of the gross sales price of the Licensed Product included in such Licensed Combination Product as if sold separately or, if such sales price is not available, the fair market value of such Licensed Product(s), and
(ii) a denominator of the gross sales price of such Licensed Combination Product, or if such sales price is not available, the sum of the fair market values of the Other Agents and the Product(s) contained in such Licensed Combination Product, The "fair market value" for any Licensed Product or Other Agent shall be determined for a quantity comparable to that included in the Licensed Combination Product and of substantially comparable class, purity and potency, and shall be mutually agreed to by University and Company. When no fair market value is available, the fraction set forth above shall be changed to a fraction having (x) a numerator of the cost to Company, its affiliates or sublicensees, of the Licensed Product(s) included in such Licensed Combination Product, and (y) a denominator of the sum of such cost plus the cost to Company, its affiliates or sublicensees of the Other Agents contained in such Licensed Combination Product, provided that in no event shall the fraction be less than
(A) one-half (1/2), if only one Other Agent is included with a Licensed Product(s) in such Licensed Combination Product, (B) one-third (1/3), if two Other Agents are included with a Licensed Product(s) in such Licensed Combination Product, and (C) one-quarter (1/4), if three or more Other Agents are included with a Licensed Product(s) in such Licensed Combination Product. "Cost" as used above means the actual cost paid by Company, and/or its affiliates or sublicensees in an arm's length transaction, if purchased, or if not purchased but actually manufactured by any such entity, the sum of the direct manufacturing cost as determined by such entity's internal cost accounting system consistently applied.

      I. Field of Use shall mean all fields of use.

      J.Subsidiary shall mean any corporation, company or other entity fifty percent (50%) or more of whose voting stock is owned or controlled, directly or indirectly, by Company.

                                   Article II
                                      Grant

      A. Subject to the terms and conditions of this agreement, University hereby grants to Company a worldwide, exclusive license with right to sublicense, to use Patent Rights and Know-How, to make, use, sell and have made Licensed Products, Licensed Combination Products, Licensed Processes, and Licensed Services in the Field of Use. Sublicensees shall be subject to the terms and conditions of this Agreement.

      B.Company and sublicensees shall alone have the obligation to ensure that any Licensed Products or Licensed Combination Products it makes, uses, sells, leases, or otherwise disposes of is not defective and that any Licensed Product or Licensed Combination Product satisfies all applicable government regulations.

      C. The University retains an irrevocable, nonexelusive and nontransferable right to practice for its own educational and research purposes the Patent Rights and Know How. University reserves the right to supply the Patent Rights and Know How to academic research scientists, with such supply subject to limitation of use by such scientists for research purposes and restriction upon further distribution.

                                   Article III
                                    Diligence

      A. Company shall use its best efforts, consistent with sound and reasonable business practices and judgment, to effect commercialization of Licensed Products, Licensed Combination Products, Licensed Processes or Services as soon as practicable and to maximize these sales. "Best efforts" under this clause shall mean satisfying the following goals:

                     Development Plan -- Chlamydia Research

  SIGA Research Laboratories, hereafter "Company", and Oregon State University
                 (hereafter "University") Collaborative Project
                               Starting in 2/29/00

      In collaboration with Dr. Dan Rockey at University, Company intends to push forward research and development of vaccines for the prevention of disease caused by one or more of the following: Chlamydia trachomatis, Chlamydia pneumoniae, and Chlamydia psittaci. This work is based on Dr. Rockey's discovery of the family of proteins involved in the formation of inclusion bodies which are crucial in the Chlamydia life cycle -- IncA, IncB, and IncC -- as well as TroA. To accomplish this goal, Company will work closely with Dr. Rockey in formulating several vaccine delivery strategies for these proteins. To further develop the concept, promising early work by Dr. Rockey on the C. psittaci proteins will be repeated in a guinea pig model to show that significant protection can be achieved. In parallel, proteins from C. trachomatis have already been cloned and will be developed using Company's proprietary vaccine delivery technology, as well as other delivery systems in a mouse model.

      Company's commitment to this technology includes both financial and personnel resources. In meeting this responsibility, Company will use all reasonable means to accomplish the proposed goals financially, including, but not limited to: applications for Small Business Innovation Research Grants (one is currently pending at NIH), review of and application to other appropriate government and private Requests for Proposals/Applications, and active pursuit of corporate partnerships (one such collaborative partnership has just been established).

                                   Article IV
                               Annual License Fee

      University shall have the right to terminate this license in the event that Company does not pay to University a nonrefundable annual license fee in the sum of ten thousand dollars ($10,000) one year from the effective date of this Agreement and every year thereafter with the following exceptions; Company may omit this annual license fee during the years the milestones, Phase I IND, Phase II IND, Phase III IND and the Product License Approval (PLA) are paid. The annual license fee may be deducted from royalties due University during the calendar year in which the annual license fee is paid.

                                    Article V
                                    Royalties

      A. In addition to the terms of Article IV, Company agrees to pay University a royalty of two percent (2%) of Net Sales of Licensed Products, Licensed Combination Products, Licensed Processes or Services sold by Company, its distributors, affiliates, and its sublicensees.

      B. In the case of sublicenses, Company shall also pay to University twenty percent (20%) of non-royalty sublicense income (e.g., license issue fees, license maintenance fees, etc.) excluding research and development support and milestone payments, to an aggregate maximum of one million ($1,000,000) dollars.

      C. Licensed Products, Licensed Combination Products and Licensed Processes or Services shall be deemed to have been sold when invoiced, or if not invoiced, then when delivered, shipped or paid for, whichever is first.

      D. Company agrees to pay University a royalty of one percent (1%) of Net Sales of Licensed Products, Licensed Combination Products, and Licensed Processes or Services sold or licensed for exclusive use within foreign countries in which no patent has been applied for, until such time that Company can show there exists some competing products which incorporate a material aspect of the Licensed Product.

                                   Article VI
                               Milestone Payments

As further consideration for the license grant provided in Article II, Company agrees to pay the University the following amounts in the nature of milestone payments:

            A. Seventy-five Thousand ($75,000) Dollars within sixty (60) days of FDA approval of a Phase I Investigational New Drug Application (IND) on a Licensed Product, Licensed Combination Product or Licensed Processes.

            B. One Hundred Thousand ($100,000) Dollars within sixty (60) days of FDA approval of a Phase II IND on a Licensed Product, Licensed Combination Product or Licensed Process.

            C. One Hundred and Twenty-five Thousand ($125,000) Dollars within sixty (60) days of FDA approval of a Phase III IND on a Licensed Product, Licensed Combination Product or Licensed Process.

            D.    One Hundred and Fifty Thousand ($150,000) Dollars within sixty
                  (60) days of a Product License Approval (PLA) from the FDA on a Licensed Product, Licensed Combination Product or Licensed Process.

                                   Article VII
                             Reports and Accounting

            A. Prior to sales, Company shall provide written annual development reports within thirty (30) days after each calendar year which shall include, but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, or marketing during the preceding twelve (12) months as well as plans for the coming year. After sales of Licensed Products, Licensed Combination Products, Licensed Processes or Services begins, Company shall provide written quarterly royalty reports within thirty (30) days after each calendar quarter which shall include, but not be limited to: reports of progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding three (3) months as well as plans for the coming quarter. If progress differs from that anticipated in the plan provided under Article III, Company shall explain the reasons for the difference and propose a modified plan for University's review and approval. Company shall also provide any reasonable additional data University requires to evaluate Company's performance.

            B. In order to minimize Company time spent on royalty reports, a brief one-page royalty report form is provided in Appendix A that will satisfy the University's reporting requirements. With each royalty report, Company shall pay the amount of royalty due, if any. Such report shall be signed by an officer of Company and shall include a detailed listing of all deductions from royalties as specified herein. If no royalties are due to University for any reporting period, the written report shall so state.

            C. Any payments to University shall be made payable to Oregon State University and be tendered to the Director of Technology Transfer, Oregon State University for distribution in keeping with State Board of Higher Education policies.

            D. All payments due hereunder shall be payable in United States dollars. Conversion of foreign currency to US dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or, if not in the Times, then in the Wall Street Journal) on the last working day of each royalty period. Such payments shall be without deduction or exchange, collection or other charges.

            E. Late payments shall be subject to an interest charge of one and one half percent (1.5%) per month.

                                  Article VIII
                                 Record Keeping

            A. Company shall keep, and shall require sublicensees to keep accurate and correct records of Licensed Products, Licensed Combination Products or Licensed Processes or Services made, used or sold under this Agreement, appropriate to determine the amount of royalties due hereunder to University. Such records shall be retained for at least three (3) years following a given reporting period. They shall be available during normal business hours for inspection at the expense of University by University's Internal Audit Department, or by a Certified Public Accountant selected by University and approved by Company for the sole purpose of verifying reports and payments hereunder. Such accountant shall not disclose to University any information other than information relating to accuracy of reports and payments made under this Agreement. In the event that any such inspection shows an under reporting and under payment in excess of five percent (5%) for any twelve (12) month period, then Company shall pay the cost of such examination as well as any additional sum that would have been payable to University had the Company reported correctly, plus interest.

                                   Article IX
               Domestic and Foreign Patent Filing and Maintenance

            A. Company shall reimburse University for all reasonable out of pocket expenses University incurs for the preparation, filing, prosecution and maintenance of Patent Rights upon execution of this Agreement, however, expenses previously reimbursed by Company as part of an earlier option agreement will not be included. Company shall reimburse University for all such future expenses within thirty (30) days of Company's receipt of invoices. University shall take responsibility for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in Patent Rights, provided however that University shall first consult with Company as to the preparation, filing, prosecution and maintenance of such patent applications and patents and shall furnish to Company copies of documents relevant to any such preparation, filing, prosecution or maintenance,

            B. University and Company shall cooperate fully in the preparation, filing, prosecution and maintenance of Patent Rights and of all patents and patent applications licensed to Company hereunder, executing all papers and instruments or requiring members of University to execute such papers and instruments so as to enable University to apply for, to prosecute and to maintain patent applications and patents in University's name in any country. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.

            C. If Company elects to no longer pay the expenses of a patent application or patent included within Patent Rights, Company shall notify University not less than sixty (60) days prior to such action and shall thereby surrender its rights under such patent or patent application.

                                    Article X
                                  Infringement

            A. With respect to any licensed Patent Rights under which Company is exclusively licensed pursuant to this Agreement, Company or its sublicensee shall have the right to prosecute in its own name and at its own expense, any infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. University agrees to notify Company promptly of each infringement of such patents of which University is or becomes aware. Before Company or its sublicensee commences an action with respect to any such infringement, Company shall contact University to obtain University's view concerning any potential effects such an action may bring and shall report such views to the sublicensee.

            B. If Company or its sublicensee elects to commence an action as described above and University is a legal party to such action, University shall have the right to assign to Company all of University's rights, title and interest in licensed Patent Rights (subject to all University's obligations to the government and others having rights in such licensed Patent Rights). In this event, such assignment shall be irrevocable and such action by Company on that patent shall thereafter be brought or continued in the name of Company. Notwithstanding any such assignment to Company by University, University shall cooperate fully with Company in connection with any such action. Regardless of any licensed Patent Rights assigned to Company by this clause, Company shall be required to continue to meet its obligations to University under this Agreement as if licensed Patent Rights were still licensed in the name of University.

            C. If Company or its sublicensee elects to commence an action described above and University is a legal party to such action, University may join the action as a co-plaintiff. Upon so doing, University shall jointly control the action with Company or its sublicensee.

            D.Company shall reimburse University for any costs it incurs as part of an action brought by Company or its sublicensee, irrespective of whether University shall become a party to such action.

            E. If Company or its sublicensee elects to commence an action as described above Company may reduce, by up to fifty percent (50%), the royalty due to University earned under the patent subject to suit by fifty percent (50%) of the amount of the expenses and costs of such action, including attorney fees. In the event that such fifty percent (50%) of such expenses and costs exceed the amount of royalties withheld by Company for any calendar year, Company may, to that extent, reduce the royalties due to University from Company in succeeding calendar years, but never by more than fifty percent (50%) of the royalty due in any one year.

            F. No settlement, consent judgment or voluntary final disposition of the suit may be entered into without the consent of University, which consent shall not be unreasonably withheld.

            G. Recoveries or reimbursements from such action shall first be applied to reimburse Company and University for litigation costs not paid from royalties and then to reimburse University for royalties withheld. Any remaining recoveries or reimbursements shall be shared equally by Company and University.

            H. In the event that Company and its sublicensee, if any, elect not to exercise their right to prosecute an infringement of Licensed Patent Rights pursuant to the above clauses, University may do so at its own expense, controlling such action and retaining all recoveries therefrom.

            I. If a declaratory judgment action alleging invalidity of any Licensed Patent Rights shall be brought against Company or University, then University, at its sole option, shall have the right to intervene and take over the sole defense of the action at its own expense.

                                   Article XI
                                      Term

            A. The term of this Agreement shall be five (5) years or the life of the last to issue patent in Licensed Patent Rights whichever is greater.

                                   Article XII
                                   Termination

            A. In the event an order for relief is entered against Company under the Federal Bankruptcy Code, or an order appointing a receiver for substantially all of Company's assets is entered by a court of competent jurisdiction, or Company makes an assignment for the benefit of creditors, or a levy of execution is made upon substantially all of the assets of Company and such levy is not quashed or dismissed within thirty (30) days, this Agreement shall automatically terminate effective the date of such order or assignment or in the case of such levy, the expiration of such thirty (30) day period, provided, however, that such termination shall not impair or prejudice any other right or remedy that University might have under this Agreement.

            B.Upon any material breach or default of this agreement by Company, University shall have the right to terminate this Agreement and the rights, privileges and licenses granted hereunder by ninety (90) days notice to Company. Such termination shall become effective unless Company shall have cured any such breach or default prior to the expiration of the ninety (90) day period.

            C. Company shall have the right to terminate this Agreement at any time on ninety (90) days notice to University and upon payment of all amounts due and payable to University through that date.

            D. If at any time prior to the first commercial sale of Licensed Product under this agreement Company shall cease to pursue commercial development of Licensed Product as contemplated in Article III herein, Company shall be obligated to so notify University and this Agreement shall automatically terminate without obligation on the part of University to refund any of the fees which may have been paid by Company prior to such termination.

            E. If Company stops development efforts as outlined in Article III A, during any consecutive 12 month period, University shall have the right to terminate this Agreement or make this Agreement non-exclusive by giving Company written notice of termination or conversion to a non-exclusive license to take effect thirty (30) days after notification as described in
      Article XVI.

            F. Upon termination of this Agreement under this Article XII, but subject to the provisions of Article XII Section G, Company shall either return to University Licensed Products or Licensed Combination Products in its possession or certify to University in writing that Licensed Products or Licensed Combination Products in its possession have been destroyed.

            G. Termination of this Agreement for any reason shall not be construed to release either party from any obligation that matured prior to the effective date of such termination. Company and any sublicensee thereof may, however, after the effective date of such termination, have six (6) months to sell all Licensed Product or Licensed Combination Products completed and in inventory.

            H. Within thirty (30) days of the termination of this Agreement, Company shall duly account to University for the sale of Licensed Product or Licensed Combination Products and inventory in Company possession as of the date of termination.

            I. Upon termination of this Agreement for any reason, each sublicense then in effect of any of the rights, privileges and licenses granted hereunder shall continue in effect, provided that there then exists no circumstance that, with the giving of notice or the lapse of time or both, constitutes an event of default under any provisions of the sublicense Agreement permitting termination of such sublicense for default. Company's rights under all sublicenses continues in effect by the provisions of this clause shall be deemed assigned to University upon termination of the Agreement and Company agrees to execute any instrument reasonably requested to confirm such assignment. Such assignment of rights to University shall not impose any obligation on University other than to permit the exercise of the licenses granted by such sublicenses.

                                  Article XIII
             Indemnification, Insurance and Limitation of Warranties

            A. Company shall, at all times during the term of this Agreement, indemnify, defend and hold University, its members, agents, officers, employees and affiliates harmless against all claims and expenses, including legal expenses and reasonable attorney fees arising out of the death or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from sale, use, lease or distribution of Licensed Product, Licensed Combination Product, Licensed Processes and Licensed Services by Company and its sublicensees or arising from any obligations of Company hereunder, except for any claims or expenses arising out of the negligence or willful actions of University or its officers, members, agents or employees.

            B. Company shall maintain in effect insurance in the combined amount of one million dollars ($1,000,000) per occurrence for bodily injury and property damages, including reasonable attorney fees, arising out of any alleged defects in Licensed Product, Licensed Combination Product, Licensed Processes and Licensed Services or in the use thereof. The policy
      (ies) shall include an endorsement naming University as an additional insured insofar as the Agreement is concerned and provide that notice shall be given to University at least thirty (30) days prior to cancellation or material change in the form of such policy(ies). The insurance carrier must be authorized to do business in the State of Oregon. Any sublicense to this Agreement shall provide insurance as provided in this Article XIII.

            C. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UNIVERSITY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH REGARD TO ANY LICENSED PATENT RIGHTS HEREUNDER OR ANY PARTS THEREOF, AND UNIVERSITY EXPLICITLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

                                   Article XIV
                                University's Name

            A. Company agrees not to use the name of University or any of its employees, in any advertisement or sales promotion relating to any Licensed Product, Licensed Combination Product, Licensed Processes and Licensed Services without prior written approval by University. University will allow Company to use University's name as holder of Patent Rights and developer of Licensed Products.

                                   Article XV
                       Transfer of Rights and Obligations

            A. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, except to the successor or assignee of all or substantially all of the assignor's business to which this Agreement relates. When duly assigned in accordance therewith, this Agreement shall be binding on and inure to the benefit of the assignee.

                                       Article XVI
                                         Notices

            A. All notices, demands, payments, reports or other writings provided for in this Agreement shall be deemed to have been fully given, made or sent when made in writing and delivered by hand or deposited in the U.S. mail, first class, postage paid, and addressed as follows (unless another address has been provided by the party affected):

      To University:

                   Director of Technology Transfer
                   Research Office
                   312 Kerr Administration Building
                   Oregon State University
                   Corvallis, Oregon 97331-2140
                   Telephone: 503-737-0674
                   Facsimile: 503-737-3093

      With a copy to:

                   Director of Legal Services
                   Oregon University System
                   Susan Campbell Hall
                   P.O. Box 3175
                   Eugene, Oregon 97403
                   Telephone: 541-346-5767
                   Facsimile:  541-346-5790

      To Company:  President/CEO
                   SIGA Technologies, Inc.
                   420 Lexington Avenue -- Suite 620
                   New York, New York 10170
                   Telephone: 212-672-9100
                   Facsimile:  212-697-3130

            B. Any notice or communication given in conformity with this Article shall be deemed to be effective when received by the addressee, if delivered by hand or upon transmission, if delivered by facsimile, and five (5) days after mailing, if mailed. The address to which any notice, demand, payment or report or other writing may be given, made or sent to any party may be changed upon written notice given by such party as above provided.

                                  Article XVII
                            Miscellaneous Provisions

            A. This agreement shall be construed in accordance with the laws of the State of Oregon. Any action brought hereunder shall be brought and conducted solely and exclusively within the United States District Court for the District of Oregon.

            B. In the event that any provision hereof is found to be invalid or unenforceable pursuant to a final judgement or decree, the remainder of this agreement shall remain valid and enforceable according to its terms.

            C. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership or employment relationship between the parties hereto. Except as specified herein, neither party shall have the right, power or implied authority to create any obligation or duty, express or implied, on behalf of the other party hereto.

            D. This document represents the entire Agreement between the parties as to the matters set forth and integrates all prior discussions or understandings between them. This Agreement may only be modified or amended in writing by a document signed by an authorized representative of University and Company.

            E. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of the Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement effective as of the date of last signature.

STATE OF OREGON, Acting by and               SIGA Technologies, Inc.
through the STATE BOARD OF
HIGHER EDUCATION on behalf of
OREGON STATE UNIVERSITY

                                             /s/ Joshua Schein            3/6/00
------------------------------------         -----------------------------------
Benjamin E. Rawlins             Date         Joshua Schein                  Date
Director of Legal Services                   CEO


/s/ William [Illegible] for   3/6/00
------------------------------------
Wilson C. "Toby" Hayes          Date
Vice Provost for Research